UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2021 (May 19, 2021)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, Erwan Faiveley, a member of the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”), retired from the Board, as previously disclosed in the Current Report on Form 8-K filed by the Company on February 18, 2021 (the “Prior Form 8-K”).  The information required by Item 5.02(b) is incorporated by reference herein from the Prior Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders of the Company held on May 19, 2021 (the “Annual Meeting”), management proposals 1, 2 and 3 were approved.  The proposals below are described in detail in the Company’s proxy statement for the Annual Meeting, dated April 7, 2021.

The final voting results are as follows:

1.	The election of three directors for a three-year term expiring in 2024:

Name of Director	For	Withheld	Broker Non-Votes
Linda Harty	152,739,285	1,910,280	8,324,393
Brian Hehir	141,424,172	13,225,393	8,324,393
Michael Howell	134,427,715	20,221,850	8,324,393

2.	The approval of an advisory (non-binding) resolution relating to 2020 named executive officer compensation.

For	Against	Abstained	Broker Non-Votes
139,713,280	13,161,363	1,774,922	8,324,393

3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2021.

For	Against	Abstained	Broker Non-Votes
156,614,097	6,175,059	184,802	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno

David L. DeNinno
Executive Vice President, General Counsel and Secretary

Date: May  21, 2021